Exhibit 31.1

CERTIFICATION

I, Dante Caravaggio, Chief Executive Officer of HNR Acquisition Corp (the “registrant”), certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A of the registrant for the period ended March 31, 2024; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 5, 2024

/s/ Dante Caravaggio
Dante Caravaggio
Chief Executive Officer
(Principal Executive Officer)